Ace Securities Corp. Home Equity Loan Trust Series 2006-ASAP1	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$485,772,000 (Approximate)
Home Equity Loan Trust Series 2006-ASAP1

Ace Securities Corp (Depositor)

[LOGO OF DEUTSCHE BANK]

January 23, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED January 23, 2006

Ace Securities Corp.

Home Equity Loan Trust, Series 2006-ASAP1

$485,772,000 (Approximate)

Subject to 10% variance

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / DBRS
Offered Certificates:
A-1	200,510,000	Float	2.08	1 - 77	0	ACT/360	Dec 2035	AAA / Aaa / AAA
A-2A	103,698,000	Float	1.00	1 - 21	0	ACT/360	Dec 2035	AAA / Aaa / AAA
A-2B	36,409,000	Float	2.00	21 - 29	0	ACT/360	Dec 2035	AAA / Aaa / AAA
A-2C	23,135,000	Float	3.00	29 - 57	0	ACT/360	Dec 2035	AAA / Aaa / AAA
A-2D	24,866,000	Float	6.01	57 - 77	0	ACT/360	Dec 2035	AAA / Aaa / AAA
M-1	17,261,000	Float	4.86	48 - 77	0	ACT/360	Dec 2035	AAA / Aa1 / AAA
M-2	16,028,000	Float	4.68	45 - 77	0	ACT/360	Dec 2035	AAA / Aa2 / AAA
M-3	11,096,000	Float	4.58	43 - 77	0	ACT/360	Dec 2035	AA+ / Aa3 / AA (high)
M-4	7,891,000	Float	4.53	42 - 77	0	ACT/360	Dec 2035	AA+ / A1 / AA
M-5	7,891,000	Float	4.49	41 - 77	0	ACT/360	Dec 2035	AA+ / A2 / AA (low)
M-6	6,658,000	Float	4.45	40 - 77	0	ACT/360	Dec 2035	AA / A3 / AA (low)
M-7	9,863,000	Float	4.43	39 - 77	0	ACT/360	Dec 2035	AA- / NR / A
M-8	9,370,000	Float	4.40	38 - 77	0	ACT/360	Dec 2035	A+ / NR / A (low)
M-9	3,945,000	Float	4.38	38 - 77	0	ACT/360	Dec 2035	A / NR / BBB (high)
M-10	3,206,000	Float	4.36	37 - 77	0	ACT/360	Dec 2035	A- / NR / BBB
M-11	3,945,000	Float	4.17	37 - 74	0	ACT/360	Dec 2035	BBB+ / NR / BBB
Total	485,772,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans

100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:

The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates” and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and M-11 Certificates (collectively, the “Mezzanine Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (“Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are referred to herein as the “Offered

Transaction Overview (Cont.)
Certificates:

Certificates.” The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:

As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,020 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $493,170,821 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,991 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $254,454,907 and the Group II Mortgage Loans will represent approximately 1,029 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $238,715,914.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“Ace”)

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Saxon Mortgage Services, Inc.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	January 1, 2006

Expected Pricing:	Week of January 23, 2006

Expected Closing Date:	On or about January [30], 2006

Record Date:

For so long as the certificates are held in book-entry form, the Record Date for the Certificates will be the business day immediately preceding the related Distribution Date. With respect to any certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in February 2006.

Transaction Overview (Cont.)
Determination Date:

The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th of the month immediately preceding the Distribution Date to the 15th of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:

Interest will initially accrue on all Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:

For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:

For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:

The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5275% for the Mortgage Loans.

Compensating Interest:

The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Optional Termination:

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Transaction Overview (Cont.)
Monthly Servicer Advances:

The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any) 3) Overcollateralization (“OC”); and 4) Subordination

Allocation of Losses:

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such distribution and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 3.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:

An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Transaction Overview (Cont.)
Overcollateralization Reduction Amount:

An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:

Is the earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 42.40%.

Credit Enhancement Percentage:

As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M / DBRS)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa / AAA	21.20%	42.40%
M-1	AAA / Aa1 / AAA	17.70%	35.40%
M-2	AAA / Aa2 / AAA	14.45%	28.90%
M-3	AA+ / Aa3 / AA (high)	12.20%	24.40%
M-4	AA+ / A1 / AA	10.60%	21.20%
M-5	AA+ / A2 / AA (low)	9.00%	18.00%
M-6	AA / A3 / AA (low)	7.65%	15.30%
M-7	AA- / NR / A	5.65%	11.30%
M-8	A+ / NR / A (low)	3.75%	7.50%
M-9	A / NR / BBB (high)	2.95%	5.90%
M-10	A- / NR / BBB	2.30%	4.60%
M-11	BBB+ / NR / BBB	1.50%	3.00%

Net Monthly Excess Cashflow:

For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass-Through Rate:

Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Transaction Overview (Cont.)
Net WAC Pass-Through Rate (Continued):

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:

If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-ASAP1 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $[493,170,821]. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [4.73]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview (Cont.)
Available Distribution Amount:

For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 42.40% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage).

The Class A Principal Distribution Amount will generally be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis, based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans) for each such class for such Distribution Date.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:

The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 35.40% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 28.90% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 24.40% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 21.20% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 18.00% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 15.30% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 11.30% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 7.50% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 5.90% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 4.60% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 3.00% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Coupon Step-up:

On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 39.00% of the Credit Enhancement Percentage.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
February 2008 to January 2009	1.90%, plus 1/12th of 1.10% for each month thereafter
February 2009 to January 2010	3.00%, plus 1/12th of 1.00% for each month thereafter
February 2010 to January 2011	4.00%, plus 1/12th of 0.75% for each month thereafter
February 2011 to January 2012	4.75%, plus 1/12th of 0.15% for each month thereafter
February 2012 and thereafter	4.90%

Transaction Overview (Cont.)
Payment Priority:

On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:

1.    To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.    To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

3.    To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.

4.    To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.

5.    From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

6.    From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

7.    From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.

8.    From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

9.    From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

10.  To pay any remaining amount to the non-offered certificates in accordance with the Pooling and Servicing Agreement.

Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

1.    To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider

2.    To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.

4.    To pay any principal first, on the Class A Certificates, pro rata, and second, on the Mezzanine Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.

5.    To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.

Transaction Overview (Cont.)

ERISA:

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation – REMIC:

One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)
2/25/2006	493,170,821
3/25/2006	483,835,600
4/25/2006	473,180,426
5/25/2006	461,243,495
6/25/2006	448,074,867
7/25/2006	433,738,140
8/25/2006	418,338,956
9/25/2006	402,007,922
10/25/2006	385,140,827
11/25/2006	368,966,513
12/25/2006	353,472,178
1/25/2007	338,629,343
2/25/2007	324,410,582
3/25/2007	310,789,622
4/25/2007	297,741,303
5/25/2007	285,233,673
6/25/2007	273,195,799
7/25/2007	261,019,482
8/25/2007	249,021,222
9/25/2007	232,405,131
10/25/2007	195,026,718
11/25/2007	164,077,802
12/25/2007	138,624,822
1/25/2008	119,843,371
2/25/2008	114,088,522
3/25/2008	108,756,919
4/25/2008	103,676,906
5/25/2008	98,836,538
6/25/2008	94,224,400
7/25/2008	89,829,657
8/25/2008	85,642,003
9/25/2008	81,651,573
10/25/2008	77,849,273
11/25/2008	74,226,505
12/25/2008	70,774,107
1/25/2009	67,483,991
2/25/2009	64,348,465
3/25/2009	61,360,199
4/25/2009	58,512,217
5/25/2009	55,797,893
6/25/2009	53,210,880
7/25/2009	50,745,153

Sensitivity Table

To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	19.39	4.10	2.08	1.40	1.11
	First Payment Date	Feb-06	Feb-06	Feb-06	Feb-06	Feb-06
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Apr-08

A-2A	Avg Life	14.53	1.59	1.00	0.83	0.66
	First Payment Date	Feb-06	Feb-06	Feb-06	Feb-06	Feb-06
	Last Payment Date	Mar-27	Mar-09	Oct-07	Aug-07	Apr-07

A-2B	Avg Life	23.08	4.22	2.00	1.73	1.49
	First Payment Date	Mar-27	Mar-09	Oct-07	Aug-07	Apr-07
	Last Payment Date	Apr-31	Nov-11	Jun-08	Nov-07	Sep-07

A-2C	Avg Life	26.48	7.36	3.00	2.01	1.75
	First Payment Date	Apr-31	Nov-11	Jun-08	Nov-07	Sep-07
	Last Payment Date	Sep-33	Apr-15	Oct-10	Apr-08	Nov-07

A-2D	Avg Life	28.37	11.58	6.01	2.89	1.97
	First Payment Date	Sep-33	Apr-15	Oct-10	Apr-08	Nov-07
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Apr-08

M-1	Avg Life	26.41	8.09	4.86	4.83	3.25
	First Payment Date	Aug-28	Nov-09	Jan-10	Nov-10	Apr-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-2	Avg Life	26.41	8.09	4.68	4.79	3.41
	First Payment Date	Aug-28	Nov-09	Oct-09	Aug-10	Jun-09
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-3	Avg Life	26.41	8.09	4.58	4.46	3.38
	First Payment Date	Aug-28	Nov-09	Aug-09	Mar-10	Apr-09
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-4	Avg Life	26.41	8.09	4.53	4.22	3.21
	First Payment Date	Aug-28	Nov-09	Jul-09	Dec-09	Feb-09
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-5	Avg Life	26.41	8.09	4.49	4.07	3.06
	First Payment Date	Aug-28	Nov-09	Jun-09	Oct-09	Dec-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

Sensitivity Table

To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.41	8.09	4.45	3.96	2.96
	First Payment Date	Aug-28	Nov-09	May-09	Aug-09	Oct-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-7	Avg Life	26.41	8.09	4.43	3.86	2.87
	First Payment Date	Aug-28	Nov-09	Apr-09	Jun-09	Aug-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-8	Avg Life	26.41	8.09	4.40	3.76	2.77
	First Payment Date	Aug-28	Nov-09	Mar-09	Apr-09	Jul-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-9	Avg Life	26.41	8.09	4.38	3.70	2.72
	First Payment Date	Aug-28	Nov-09	Mar-09	Apr-09	Jun-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-10	Avg Life	26.41	8.07	4.36	3.66	2.69
	First Payment Date	Aug-28	Nov-09	Feb-09	Mar-09	Jun-08
	Last Payment Date	Aug-34	May-18	Jun-12	Nov-10	Jun-09

M-11	Avg Life	26.32	7.74	4.17	3.50	2.58
	First Payment Date	Aug-28	Nov-09	Feb-09	Mar-09	May-08
	Last Payment Date	Jul-34	Dec-17	Mar-12	Aug-10	May-09

Sensitivity Table

To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	19.43	4.39	2.27	1.47	1.11
	First Payment Date	Feb-06	Feb-06	Feb-06	Feb-06	Feb-06
	Last Payment Date	Sep-35	Jul-30	Sep-20	Jun-17	Apr-08

A-2A	Avg Life	14.53	1.59	1.00	0.83	0.66
	First Payment Date	Feb-06	Feb-06	Feb-06	Feb-06	Feb-06
	Last Payment Date	Mar-27	Mar-09	Oct-07	Aug-07	Apr-07

A-2B	Avg Life	23.08	4.22	2.00	1.73	1.49
	First Payment Date	Mar-27	Mar-09	Oct-07	Aug-07	Apr-07
	Last Payment Date	Apr-31	Nov-11	Jun-08	Nov-07	Sep-07

A-2C	Avg Life	26.48	7.36	3.00	2.01	1.75
	First Payment Date	Apr-31	Nov-11	Jun-08	Nov-07	Sep-07
	Last Payment Date	Sep-33	Apr-15	Oct-10	Apr-08	Nov-07

A-2D	Avg Life	28.69	13.79	7.46	3.46	1.97
	First Payment Date	Sep-33	Apr-15	Oct-10	Apr-08	Nov-07
	Last Payment Date	Sep-35	Jun-30	Oct-20	Jun-17	Apr-08

M-1	Avg Life	26.52	8.85	5.35	6.73	5.50
	First Payment Date	Aug-28	Nov-09	Jan-10	Jul-11	Apr-08
	Last Payment Date	Aug-35	Aug-27	Jun-18	Jul-15	May-14

M-2	Avg Life	26.52	8.83	5.16	5.33	4.25
	First Payment Date	Aug-28	Nov-09	Oct-09	Aug-10	Sep-09
	Last Payment Date	Jul-35	Nov-26	Dec-17	Feb-15	Aug-12

M-3	Avg Life	26.52	8.80	5.04	4.81	3.70
	First Payment Date	Aug-28	Nov-09	Aug-09	Mar-10	Apr-09
	Last Payment Date	Jul-35	Jan-26	May-17	Sep-14	Apr-12

M-4	Avg Life	26.52	8.78	4.97	4.56	3.46
	First Payment Date	Aug-28	Nov-09	Jul-09	Dec-09	Feb-09
	Last Payment Date	Jul-35	Apr-25	Dec-16	Apr-14	Jan-12

M-5	Avg Life	26.52	8.74	4.91	4.39	3.31
	First Payment Date	Aug-28	Nov-09	Jun-09	Oct-09	Dec-08
	Last Payment Date	Jun-35	Sep-24	Jul-16	Jan-14	Oct-11

Sensitivity Table

To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.51	8.70	4.85	4.26	3.19
	First Payment Date	Aug-28	Nov-09	May-09	Aug-09	Oct-08
	Last Payment Date	Jun-35	Dec-23	Jan-16	Aug-13	Jul-11

M-7	Avg Life	26.51	8.63	4.78	4.12	3.07
	First Payment Date	Aug-28	Nov-09	Apr-09	Jun-09	Aug-08
	Last Payment Date	May-35	Apr-23	Aug-15	Apr-13	Apr-11

M-8	Avg Life	26.49	8.50	4.66	3.95	2.93
	First Payment Date	Aug-28	Nov-09	Mar-09	Apr-09	Jul-08
	Last Payment Date	Apr-35	Nov-21	Oct-14	Aug-12	Oct-10

M-9	Avg Life	26.46	8.33	4.53	3.80	2.81
	First Payment Date	Aug-28	Nov-09	Mar-09	Apr-09	Jun-08
	Last Payment Date	Jan-35	May-20	Aug-13	Sep-11	Feb-10

M-10	Avg Life	26.42	8.12	4.40	3.68	2.71
	First Payment Date	Aug-28	Nov-09	Feb-09	Mar-09	Jun-08
	Last Payment Date	Oct-34	Mar-19	Dec-12	Mar-11	Oct-09

M-11	Avg Life	26.32	7.74	4.17	3.50	2.58
	First Payment Date	Aug-28	Nov-09	Feb-09	Mar-09	May-08
	Last Payment Date	Jul-34	Dec-17	Mar-12	Aug-10	May-09

Class A-1 Net WAC Schedule*			Class A-1 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	2/25/2006	22.444	46	11/25/2009	11.100
2	3/25/2006	21.836	47	12/25/2009	11.467
3	4/25/2006	21.523	48	1/25/2010	11.096
4	5/25/2006	21.444	49	2/25/2010	11.097
5	6/25/2006	21.222	50	3/25/2010	12.320
6	7/25/2006	21.107	51	4/25/2010	11.224
7	8/25/2006	20.840	52	5/25/2010	11.598
8	9/25/2006	20.619	53	6/25/2010	11.224
9	10/25/2006	20.456	54	7/25/2010	11.596
10	11/25/2006	20.156	55	8/25/2010	11.235
11	12/25/2006	20.004	56	9/25/2010	11.287
12	1/25/2007	19.702	57	10/25/2010	11.717
13	2/25/2007	19.480	58	11/25/2010	11.339
14	3/25/2007	19.531	59	12/25/2010	11.715
15	4/25/2007	19.050	60	1/25/2011	11.334
16	5/25/2007	18.929	61	2/25/2011	11.336
17	6/25/2007	18.636	62	3/25/2011	12.567
18	7/25/2007	18.578	63	4/25/2011	11.366
19	8/25/2007	18.284	64	5/25/2011	11.743
20	9/25/2007	18.642	65	6/25/2011	11.362
21	10/25/2007	18.889	66	7/25/2011	11.738
22	11/25/2007	17.717	67	8/25/2011	11.361
23	12/25/2007	17.038	68	9/25/2011	11.376
24	1/25/2008	16.194	69	10/25/2011	11.770
25	2/25/2008	16.055	70	11/25/2011	11.388
26	3/25/2008	16.610	71	12/25/2011	11.766
27	4/25/2008	16.412	72	1/25/2012	11.383
28	5/25/2008	16.510	73	2/25/2012	11.385
29	6/25/2008	16.146	74	3/25/2012	12.185
30	7/25/2008	16.277	75	4/25/2012	11.414
31	8/25/2008	15.937	76	5/25/2012	11.791
32	9/25/2008	16.163	77	6/25/2012	11.408
33	10/25/2008	16.995
34	11/25/2008	16.608
35	12/25/2008	16.766
36	1/25/2009	16.397
37	2/25/2009	16.297
38	3/25/2009	17.399
39	4/25/2009	16.836
40	5/25/2009	17.037
41	6/25/2009	16.621
42	7/25/2009	16.827				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	8/25/2009	10.964				*1 Month LIBOR: 20%
44	9/25/2009	11.001				*6 Month Libor: 20%
45	10/25/2009	11.470				*Includes Net Swap Payments received from the Swap Provider

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	2/25/2006	21.889	46	11/25/2009	10.679
2	3/25/2006	21.281	47	12/25/2009	11.033
3	4/25/2006	21.022	48	1/25/2010	10.676
4	5/25/2006	20.926	49	2/25/2010	10.674
5	6/25/2006	20.721	50	3/25/2010	11.834
6	7/25/2006	20.589	51	4/25/2010	10.784
7	8/25/2006	20.340	52	5/25/2010	11.142
8	9/25/2006	20.119	53	6/25/2010	10.780
9	10/25/2006	19.942	54	7/25/2010	11.137
10	11/25/2006	19.662	55	8/25/2010	10.782
11	12/25/2006	19.494	56	9/25/2010	10.860
12	1/25/2007	19.209	57	10/25/2010	11.248
13	2/25/2007	18.987	58	11/25/2010	10.903
14	3/25/2007	18.985	59	12/25/2010	11.264
15	4/25/2007	18.558	60	1/25/2011	10.898
16	5/25/2007	18.423	61	2/25/2011	10.897
17	6/25/2007	18.143	62	3/25/2011	12.091
18	7/25/2007	18.018	63	4/25/2011	10.928
19	8/25/2007	17.742	64	5/25/2011	11.296
20	9/25/2007	18.654	65	6/25/2011	10.929
21	10/25/2007	18.471	66	7/25/2011	11.291
22	11/25/2007	17.311	67	8/25/2011	10.926
23	12/25/2007	16.620	68	9/25/2011	10.949
24	1/25/2008	15.768	69	10/25/2011	11.321
25	2/25/2008	15.628	70	11/25/2011	10.959
26	3/25/2008	16.343	71	12/25/2011	11.322
27	4/25/2008	16.033	72	1/25/2012	10.954
28	5/25/2008	16.119	73	2/25/2012	10.953
29	6/25/2008	15.769	74	3/25/2012	11.733
30	7/25/2008	15.871	75	4/25/2012	10.983
31	8/25/2008	15.531	76	5/25/2012	11.352
32	9/25/2008	15.882	77	6/25/2012	10.983
33	10/25/2008	16.570
34	11/25/2008	16.194
35	12/25/2008	16.337
36	1/25/2009	15.966
37	2/25/2009	15.862
38	3/25/2009	17.094
39	4/25/2009	16.430
40	5/25/2009	16.616
41	6/25/2009	16.215
42	7/25/2009	16.407				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	8/25/2009	10.553				*1 Month LIBOR: 20%
44	9/25/2009	10.580				*6 Month Libor: 20%
45	10/25/2009	11.036				*Includes Net Swap Payments received from the Swap Provider

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	2/25/2006	22.175	46	11/25/2009	10.896
2	3/25/2006	21.568	47	12/25/2009	11.258
3	4/25/2006	21.281	48	1/25/2010	10.893
4	5/25/2006	21.194	49	2/25/2010	10.893
5	6/25/2006	20.979	50	3/25/2010	12.086
6	7/25/2006	20.856	51	4/25/2010	11.012
7	8/25/2006	20.598	52	5/25/2010	11.378
8	9/25/2006	20.377	53	6/25/2010	11.011
9	10/25/2006	20.207	54	7/25/2010	11.373
10	11/25/2006	19.917	55	8/25/2010	11.015
11	12/25/2006	19.757	56	9/25/2010	11.080
12	1/25/2007	19.463	57	10/25/2010	11.489
13	2/25/2007	19.242	58	11/25/2010	11.127
14	3/25/2007	19.266	59	12/25/2010	11.495
15	4/25/2007	18.812	60	1/25/2011	11.122
16	5/25/2007	18.684	61	2/25/2011	11.123
17	6/25/2007	18.397	62	3/25/2011	12.336
18	7/25/2007	18.307	63	4/25/2011	11.153
19	8/25/2007	18.021	64	5/25/2011	11.526
20	9/25/2007	18.648	65	6/25/2011	11.152
21	10/25/2007	18.686	66	7/25/2011	11.520
22	11/25/2007	17.520	67	8/25/2011	11.149
23	12/25/2007	16.836	68	9/25/2011	11.169
24	1/25/2008	15.988	69	10/25/2011	11.552
25	2/25/2008	15.848	70	11/25/2011	11.180
26	3/25/2008	16.481	71	12/25/2011	11.550
27	4/25/2008	16.228	72	1/25/2012	11.174
28	5/25/2008	16.321	73	2/25/2012	11.175
29	6/25/2008	15.963	74	3/25/2012	11.966
30	7/25/2008	16.080	75	4/25/2012	11.204
31	8/25/2008	15.740	76	5/25/2012	11.578
32	9/25/2008	16.027	77	6/25/2012	11.201
33	10/25/2008	16.789
34	11/25/2008	16.408
35	12/25/2008	16.558
36	1/25/2009	16.188
37	2/25/2009	16.086
38	3/25/2009	17.251
39	4/25/2009	16.639
40	5/25/2009	16.834
41	6/25/2009	16.425
42	7/25/2009	16.624				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	8/25/2009	10.765				*1 Month LIBOR: 20%

44	9/25/2009	10.797	*6 Month Libor: 20%
45	10/25/2009	11.261	*Includes Net Swap Payments received from the Swap Provider

Excess Spread*

(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	179	4.5289	4.7320	179	45	377	4.6146	4.6830	364
2	133	4.6034	4.7717	133	46	360	4.6151	4.6955	347
3	130	4.6891	4.7939	131	47	377	4.6156	4.7069	364
4	131	4.7043	4.7987	131	48	361	4.6314	4.7207	346
5	130	4.7827	4.7978	130	49	361	4.6795	4.7305	342
6	131	4.8116	4.7830	131	50	410	4.6806	4.7321	394
7	130	4.7401	4.7618	130	51	361	4.6837	4.7354	346
8	130	4.7427	4.7355	129	52	378	4.6850	4.7361	363
9	132	4.7206	4.7071	131	53	362	4.6870	4.7383	346
10	130	4.6995	4.6799	129	54	378	4.6887	4.7398	363
11	133	4.6994	4.6510	131	55	363	4.6903	4.7410	347
12	130	4.6798	4.6230	129	56	369	4.6925	4.7432	354
13	130	4.5891	4.5945	129	57	389	4.6930	4.7448	374
14	139	4.5726	4.5782	139	58	374	4.6949	4.7466	358
15	130	4.5585	4.5640	129	59	390	4.6958	4.7484	375
16	133	4.5434	4.5489	133	60	374	4.6981	4.7507	358
17	130	4.5284	4.5339	130	61	374	4.7032	4.7520	358
18	138	4.5130	4.5185	138	62	423	4.7033	4.7529	409
19	137	4.4983	4.5058	137	63	375	4.7052	4.7549	360
20	232	4.4821	4.5137	228	64	392	4.7058	4.7550	377
21	326	4.4680	4.5211	316	65	377	4.7076	4.7560	361
22	320	4.4536	4.5323	310	66	393	4.7075	4.7562	378
23	328	4.4382	4.5453	319	67	378	4.7084	4.7569	362
24	320	4.4471	4.5592	312	68	379	4.7093	4.7572	363
25	320	4.5412	4.5723	307	69	395	4.7092	4.7555	380
26	341	4.5358	4.5672	327	70	380	4.7099	4.7554	364
27	323	4.5316	4.5628	311	71	397	4.7106	4.7545	382
28	332	4.5268	4.5579	320	72	382	4.7096	4.7541	366
29	323	4.5214	4.5526	311	73	382	4.7072	4.7531	367
30	332	4.5165	4.5475	321	74	415	4.7060	4.7530	401
31	323	4.5118	4.5469	312	75	384	4.7066	4.7534	368
32	329	4.5067	4.5629	318	76	401	4.7062	4.7528	386
33	367	4.5019	4.5786	355	77	386	4.7063	4.7530	370
34	357	4.4967	4.5990	345
35	367	4.4917	4.6178	355
36	356	4.5108	4.6388	344
37	356	4.6099	4.6566	338
38	382	4.6099	4.6570	368
39	354	4.6121	4.6585	342
40	366	4.6119	4.6587	355
41	356	4.6128	4.6597	345
42	368	4.6137	4.6604	357

43	360	4.6139	4.6625	345
44	360	4.6142	4.6731	346

*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	28.88	20.40
M-2	22.96	17.60
M-3	19.35	15.66
M-4	16.98	14.26
M-5	14.76	12.85
M-6	13.00	11.66
M-7	10.55	9.88
M-8	8.32	8.12
M-9	7.41	7.36
M-10	6.71	6.76
M-11	5.98	6.11

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY – AGGREGATE POOL
Number of Mortgage Loans:	3,020	Index Type:
Aggregate Principal Balance:	$493,170,821	6 Month LIBOR:	92.12%
Conforming Principal Balance Loans:	$429,901,100	Fixed Rate:	7.88%
Average Principal Balance:	$163,302	W.A. Initial Periodic Cap:	2.980%
Range:	$11,537 - $688,000	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	6.815%	W.A. Lifetime Rate Cap:	6.000%
Range:	4.250% - 13.000%	Property Type:
W.A. Gross Margin:	4.648%	Single Family:	54.75%
Range:	2.250% - 9.000%	PUD:	34.39%
W.A. Remaining Term (months):	347	Condo:	8.76%
Range (months):	112- 358	2-4 Family:	2.05%
W.A. Seasoning (months):	4	Modular:	0.01%
Latest Maturity Date:	November 1, 2035	Townhouse:	0.03%
State Concentration (Top 5):		Occupancy Status:
California:	33.43%	Primary:	98.13%
Texas:	7.27%	Investment:	1.40%
Minnesota:	6.71%	Second Home:	0.48%
Arizona:	6.61%	Documentation Status:
Florida:	5.89%	Full:	63.51%
W.A. Original Combined LTV:	81.11%	Limited:	35.32%
Range:	20.21% - 100.00%	None:	1.17%
First Liens:	95.01%	Non-Zero W.A. Prepayment Penalty – Term (months):	26
Second Liens:	4.99%	Loans with Prepay Penalties:	82.92%
Non-Balloon Loans:	95.09%	Interest Only Loans	65.68%
Non-Zero W.A. FICO Score:	657	W.A. Interest Only Term (months):	60

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	6	452,837	0.09	7.814	611	76.32
Fixed - 20 Year	9	482,471	0.10	9.381	617	98.16
Fixed - 30 Year	110	13,706,905	2.78	7.392	652	81.37
Balloon - 10/30	2	117,521	0.02	8.373	716	100.00
Balloon - 15/30	481	22,710,726	4.61	9.764	666	99.59
Balloon - 20/30	26	1,374,140	0.28	9.648	682	98.54
ARM - 6 Month	2	300,905	0.06	6.694	712	80.00
ARM - 6 Month IO	11	3,303,483	0.67	6.272	636	77.83
ARM - 1 Year/6 Month	4	812,475	0.16	6.433	658	81.04
ARM - 1 Year/6 Month IO	5	1,439,042	0.29	7.001	635	75.29
ARM - 2 Year/6 Month	787	105,884,891	21.47	7.159	638	80.74
ARM - 2 Year/6 Month IO	1,069	250,315,503	50.76	6.480	663	80.08
ARM - 3 Year/6 Month	124	17,015,566	3.45	6.639	641	80.49
ARM - 3 Year/6 Month IO	261	51,166,432	10.37	6.453	660	79.42
ARM - 5 Year/6 Month	38	6,389,553	1.30	6.338	672	79.49
ARM - 5 Year/6 Month IO	85	17,698,371	3.59	6.428	682	79.50
Total:	3,020	493,170,821	100.00	6.815	657	81.11

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,589	169,247,990	34.32	7.469	645	83.44
24	4	771,843	0.16	6.915	641	72.82
60	1,426	323,025,388	65.50	6.472	663	79.91
120	1	125,600	0.03	6.875	612	80.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	380	11,981,970	2.43	9.826	646	97.49
50,000.01 - 100,000.00	514	38,989,387	7.91	8.105	634	85.42
100,000.01 - 150,000.00	812	102,099,328	20.70	6.967	648	81.23
150,000.01 - 200,000.00	500	85,907,994	17.42	6.766	651	80.19
200,000.01 - 250,000.00	267	59,282,019	12.02	6.646	656	80.03
250,000.01 - 300,000.00	183	50,274,963	10.19	6.485	663	79.72
300,000.01 - 350,000.00	136	44,401,198	9.00	6.330	664	80.00
350,000.01 - 400,000.00	91	34,040,203	6.90	6.518	671	79.82
400,000.01 - 450,000.00	50	21,057,706	4.27	6.329	676	80.49
450,000.01 - 500,000.00	44	20,826,959	4.22	6.078	676	79.64
500,000.01 - 550,000.00	24	12,683,464	2.57	6.377	671	81.13
550,000.01 - 600,000.00	9	5,218,460	1.06	5.922	703	78.38
600,000.01 - 650,000.00	7	4,377,987	0.89	6.203	672	79.26
650,000.01 - 700,000.00	3	2,029,182	0.41	6.312	685	80.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	380	11,981,970	2.43	9.826	646	97.49
50,000.01 - 100,000.00	516	39,189,148	7.95	8.096	634	85.39
100,000.01 - 150,000.00	818	103,097,653	20.91	6.965	648	81.25
150,000.01 - 200,000.00	493	84,909,524	17.22	6.768	651	80.18
200,000.01 - 250,000.00	266	59,082,403	11.98	6.643	655	79.99
250,000.01 - 300,000.00	183	50,274,963	10.19	6.485	663	79.72
300,000.01 - 350,000.00	136	44,401,198	9.00	6.330	664	80.00
350,000.01 - 400,000.00	91	34,040,203	6.90	6.518	671	79.82
400,000.01 - 450,000.00	50	21,057,706	4.27	6.329	676	80.49
450,000.01 - 500,000.00	44	20,826,959	4.22	6.078	676	79.64
500,000.01 - 550,000.00	24	12,683,464	2.57	6.377	671	81.13
550,000.01 - 600,000.00	9	5,218,460	1.06	5.922	703	78.38
600,000.01 - 650,000.00	7	4,377,987	0.89	6.203	672	79.26
650,000.01 - 700,000.00	3	2,029,182	0.41	6.312	685	80.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	2	117,521	0.02	8.373	716	100.00
121 - 180	487	23,163,563	4.70	9.726	665	99.14
181 - 240	35	1,856,611	0.38	9.579	666	98.44
301 - 360	2,496	468,033,126	94.90	6.659	656	80.15
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.000 - 4.499	2	293,522	0.06	4.319	723	80.00
4.500 - 4.999	11	2,851,796	0.58	4.835	693	80.00
5.000 - 5.499	76	17,670,784	3.58	5.272	685	79.46
5.500 - 5.999	309	75,039,544	15.22	5.735	684	79.52
6.000 - 6.499	576	125,494,284	25.45	6.196	671	79.53
6.500 - 6.999	604	112,788,967	22.87	6.668	654	78.92
7.000 - 7.499	317	51,804,470	10.50	7.186	637	79.85
7.500 - 7.999	267	37,835,131	7.67	7.686	632	81.36
8.000 - 8.499	168	21,826,404	4.43	8.180	625	84.20
8.500 - 8.999	164	17,132,720	3.47	8.680	621	87.79
9.000 - 9.499	150	10,369,985	2.10	9.163	640	95.55
9.500 - 9.999	126	9,007,958	1.83	9.712	638	95.59
10.000 - 10.499	75	4,062,630	0.82	10.194	624	97.36
10.500 - 10.999	86	4,007,330	0.81	10.747	626	98.85
11.000 - 11.499	18	861,172	0.17	11.206	625	100.00
11.500 - 11.999	26	698,094	0.14	11.787	609	99.66
12.000 - 12.499	24	852,707	0.17	12.017	592	100.00
12.500 - 12.999	19	527,974	0.11	12.500	587	99.89
13.000 - 13.499	2	45,348	0.01	13.000	589	100.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	24	3,163,838	0.64	7.071	642	40.74
50.01 - 55.00	9	1,602,731	0.32	6.949	644	53.28
55.01 - 60.00	14	2,032,491	0.41	6.952	606	57.26
60.01 - 65.00	23	4,534,480	0.92	6.619	629	63.05
65.01 - 70.00	29	5,727,596	1.16	7.167	622	68.28
70.01 - 75.00	59	12,684,689	2.57	7.207	625	74.10
75.01 - 80.00	2,066	396,197,076	80.34	6.470	661	79.95
80.01 - 85.00	49	8,664,176	1.76	7.714	641	84.61
85.01 - 90.00	114	18,003,661	3.65	7.868	635	89.77
90.01 - 95.00	43	4,770,004	0.97	8.508	650	94.98
95.01 - 100.00	590	35,790,079	7.26	9.449	652	99.95
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	20	2,481,085	0.50	8.672	545	71.80
550 - 574	68	10,742,065	2.18	8.148	563	77.89
575 - 599	361	45,211,630	9.17	7.948	589	81.68
600 - 624	623	85,239,390	17.28	7.044	612	81.26
625 - 649	562	92,636,887	18.78	6.710	638	81.29
650 - 674	522	90,385,098	18.33	6.656	662	80.81
675 - 699	371	69,995,557	14.19	6.505	686	81.54
700 - 724	223	45,005,141	9.13	6.408	711	81.38
725 - 749	130	24,436,908	4.96	6.319	737	80.68
750 - 774	91	17,674,243	3.58	6.313	762	80.70
775 - 799	46	8,875,129	1.80	6.325	784	81.97
800 - 824	3	487,688	0.10	5.951	806	80.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	601	164,882,028	33.43	6.428	677	80.55
Texas	294	35,873,534	7.27	6.521	651	80.84
Minnesota	231	33,088,550	6.71	6.844	663	81.81
Arizona	201	32,603,935	6.61	6.802	653	80.30
Florida	214	29,070,980	5.89	7.248	653	81.73
Nevada	109	22,450,619	4.55	6.643	657	79.98
Wisconsin	204	19,428,538	3.94	7.626	646	83.01
Ohio	120	15,650,783	3.17	6.504	644	82.12
Colorado	93	15,131,570	3.07	6.502	646	81.14
Washington	69	14,314,133	2.90	6.367	671	80.73
Georgia	77	11,023,081	2.24	6.918	628	82.28
Maryland	56	10,908,190	2.21	7.312	618	77.14
Michigan	78	10,532,442	2.14	7.703	629	79.83
North Carolina	115	10,517,713	2.13	7.788	640	84.44
Illinois	62	9,140,685	1.85	7.344	637	80.89
Tennessee	72	7,290,539	1.48	7.341	625	83.55
Virginia	30	5,440,227	1.10	7.314	642	80.06
Oregon	30	5,241,481	1.06	6.468	666	80.54
South Carolina	52	5,011,470	1.02	7.791	625	84.01
New York	15	4,412,895	0.89	7.286	643	77.61
Pennsylvania	39	4,184,558	0.85	7.555	633	83.47
Utah	26	4,049,716	0.82	7.364	631	81.04
Indiana	38	3,759,730	0.76	7.477	649	86.64
Kentucky	37	3,057,228	0.62	7.440	621	83.19
Missouri	30	2,616,354	0.53	7.590	631	84.69

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Iowa	22	2,025,575	0.41	7.809	633	84.53
Kansas	21	1,890,030	0.38	7.481	630	81.18
New Mexico	10	1,600,589	0.32	7.028	641	83.82
Alabama	14	1,290,656	0.26	7.604	624	85.36
Arkansas	12	1,016,635	0.21	8.015	615	92.06
Montana	5	753,645	0.15	8.700	595	80.05
South Dakota	5	733,014	0.15	7.612	639	85.99
Mississippi	12	666,824	0.14	7.972	614	87.16
Connecticut	2	607,026	0.12	6.571	702	79.17
Massachusetts	2	456,352	0.09	6.715	642	76.06
New Jersey	3	423,380	0.09	8.018	657	59.51
Idaho	3	387,648	0.08	8.337	618	83.89
Nebraska	2	250,711	0.05	7.452	611	84.01
Oklahoma	3	245,381	0.05	7.918	613	86.32
Louisiana	3	243,386	0.05	8.744	578	95.26
North Dakota	2	215,451	0.04	8.139	616	85.94
Alaska	1	172,000	0.03	6.250	604	80.00
New Hampshire	1	156,529	0.03	7.500	654	80.00
Delaware	1	105,815	0.02	6.500	597	72.88

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
District of Columbia	1	95,592	0.02	6.875	577	20.21
West Virginia	1	77,000	0.02	8.000	643	100.00
Wyoming	1	76,601	0.02	6.750	650	80.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,961	483,932,026	98.13	6.802	656	81.17
Investment	49	6,883,165	1.40	7.402	691	75.98
Second Home	10	2,355,630	0.48	7.638	697	84.95
Total:	3,020	493,170,821	100.00	6.815	657	81.11

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	2,136	313,225,325	63.51	6.919	640	81.43
Limited Documentation	850	174,164,625	35.32	6.599	686	80.66
No Documentation	34	5,780,870	1.17	7.683	705	78.05
Total:	3,020	493,170,821	100.00	6.815	657	81.11

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	2,443	403,670,354	81.85	6.716	662	81.71
Refinance - Cashout	413	71,231,004	14.44	7.219	632	77.90
Refinance - Rate Term	164	18,269,463	3.70	7.408	637	80.39
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,767	270,030,789	54.75	7.028	652	81.61
PUD	933	169,599,228	34.39	6.512	661	80.68
Condo	250	43,221,609	8.76	6.623	670	80.33
2-4 Family	68	10,121,769	2.05	6.979	675	78.44
Modular	1	73,425	0.01	9.750	543	80.00
Townhouse	1	124,000	0.03	8.250	618	80.00
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
February 2006	2	300,905	0.07	6.694	712	80.00
March 2006	5	1,668,199	0.37	6.318	630	77.69
April 2006	2	416,000	0.09	6.845	649	80.00
June 2006	1	226,360	0.05	5.750	610	80.00
July 2007	3	992,923	0.22	6.074	647	76.67
September 2006	3	642,876	0.14	6.218	671	80.00
October 2006	6	1,608,642	0.35	7.027	632	76.31
March 2007	5	530,078	0.12	7.974	595	81.20
April 2007	26	3,587,344	0.79	7.559	639	89.43
May 2007	23	3,385,915	0.75	7.406	629	86.32
June 2007	70	12,183,543	2.68	6.982	666	81.54
July 2007	180	33,021,887	7.27	6.470	662	79.92
August 2007	554	107,208,839	23.60	6.543	658	79.90
September 2007	555	111,886,445	24.63	6.697	654	80.33
October 2007	410	79,939,001	17.60	6.773	653	80.07
November 2007	33	4,457,343	0.98	7.306	635	78.60
April 2008	5	761,819	0.17	6.639	656	81.99
May 2008	4	532,595	0.12	7.136	618	85.54
June 2008	5	690,688	0.15	5.799	659	79.99
July 2008	40	7,000,589	1.54	6.279	676	80.75
August 2008	96	18,191,141	4.00	6.431	658	78.86
September 2008	122	21,393,963	4.71	6.568	650	80.02
October 2008	104	18,329,442	4.03	6.568	651	79.41
November 2008	9	1,281,761	0.28	6.567	664	80.00
April 2010	2	229,522	0.05	6.352	655	80.00
May 2010	3	750,158	0.17	6.648	672	81.79
June 2010	4	652,117	0.14	5.881	639	80.00
July 2010	18	3,751,398	0.83	6.349	675	78.62
August 2010	36	5,885,650	1.30	6.335	678	79.86
September 2010	32	7,271,273	1.60	6.334	692	79.03
October 2010	28	5,547,807	1.22	6.636	675	79.92
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	3	514,000	0.11	5.797	712	80.00
2.500 - 2.999	5	912,327	0.20	6.220	684	77.94
3.000 - 3.499	1	120,000	0.03	6.500	613	32.00
3.500 - 3.999	55	10,590,465	2.33	6.761	637	59.42
4.000 - 4.499	1,844	365,176,138	80.38	6.465	660	79.67
4.500 - 4.999	12	1,986,738	0.44	6.634	660	79.64
5.000 - 5.499	46	10,090,053	2.22	6.987	652	82.77
5.500 - 5.999	136	24,239,099	5.34	7.309	644	86.43
6.000 - 6.499	113	18,370,263	4.04	7.146	653	84.03
6.500 - 6.999	48	7,509,108	1.65	7.430	644	79.10
7.000 - 7.499	44	5,319,008	1.17	7.892	632	84.83
7.500 - 7.999	51	6,345,836	1.40	8.578	623	91.41
8.000 - 8.499	20	2,207,257	0.49	9.160	614	93.92
8.500 - 8.999	7	750,116	0.17	9.422	626	97.71
9.000 - 9.499	1	195,814	0.04	9.875	747	95.00
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	2	293,522	0.06	4.319	723	80.00
10.500 - 10.999	11	2,851,796	0.63	4.835	693	80.00
11.000 - 11.499	76	17,670,784	3.89	5.272	685	79.46
11.500 - 11.999	306	74,484,967	16.39	5.735	684	79.51
12.000 - 12.499	565	123,705,226	27.23	6.197	670	79.52
12.500 - 12.999	579	109,050,816	24.00	6.666	653	78.89
13.000 - 13.499	296	49,148,216	10.82	7.187	637	79.83
13.500 - 13.999	238	35,258,855	7.76	7.684	630	81.25
14.000 - 14.499	129	18,941,664	4.17	8.177	619	83.13
14.500 - 14.999	88	12,632,791	2.78	8.688	597	84.12
15.000 - 15.499	46	5,239,220	1.15	9.199	610	93.77
15.500 - 15.999	38	4,051,435	0.89	9.694	594	91.45
16.000 - 16.499	11	868,987	0.19	10.160	584	93.10
16.500 - 16.999	1	127,944	0.03	10.500	543	80.00
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	3	508,722	0.11	4.977	702	80.00
4.500 - 4.999	11	2,851,796	0.63	4.835	693	80.00
5.000 - 5.499	76	17,670,784	3.89	5.272	685	79.46
5.500 - 5.999	305	74,269,767	16.35	5.735	684	79.51
6.000 - 6.499	566	123,836,014	27.26	6.200	670	79.52
6.500 - 6.999	579	109,050,816	24.00	6.666	653	78.89
7.000 - 7.499	297	49,297,090	10.85	7.188	637	79.83
7.500 - 7.999	238	35,241,355	7.76	7.686	629	81.08
8.000 - 8.499	129	18,941,664	4.17	8.177	619	83.13
8.500 - 8.999	86	12,370,629	2.72	8.699	598	84.69
9.000 - 9.499	46	5,239,220	1.15	9.199	610	93.77
9.500 - 9.999	38	4,051,435	0.89	9.694	594	91.45
10.000 - 10.499	11	868,987	0.19	10.160	584	93.10
10.500 - 10.999	1	127,944	0.03	10.500	543	80.00
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	13	3,604,388	0.79	6.307	643	78.01
2.000	9	2,183,965	0.48	6.910	640	77.28
3.000	2,363	448,361,869	98.69	6.638	657	80.14
5.000	1	176,000	0.04	7.250	685	80.00
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	2,386	454,326,222	100.00	6.637	657	80.11
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	1	176,000	0.04	7.250	685	80.00
6.000 - 6.499	2,384	453,967,722	99.92	6.636	657	80.12
7.000 - 7.499	1	182,500	0.04	7.990	544	47.40
Total:	2,386	454,326,222	100.00	6.637	657	80.11

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	713	84,236,213	17.08	7.462	648	82.20
6	1	111,512	0.02	6.750	644	80.00
12	140	31,525,694	6.39	6.740	672	80.27
20	2	186,894	0.04	6.377	678	82.74
24	1,594	279,240,988	56.62	6.717	658	81.36
36	517	90,136,093	18.28	6.605	658	79.57
48	53	7,733,427	1.57	6.045	644	81.64
Total:	3,020	493,170,821	100.00	6.815	657	81.11

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY – GROUP I POOL
Number of Mortgage Loans:	1,991	Index Type:
Aggregate Principal Balance:	$254,454,907	6 Month LIBOR:	91.88%
Conforming Principal Balance Loans:	$254,454,907	Fixed Rate:	8.12%
Average Principal Balance:	$127,803	W.A. Initial Periodic Cap:	2.985%
Range:	$11,537 - $440,000	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	7.066%	W.A. Lifetime Rate Cap:	6.000%
Range:	4.625% - 13.000%	Property Type:
W.A. Gross Margin:	4.723%	Single Family:	57.74%
Range:	2.250% - 8.875%	PUD:	31.22%
W.A. Remaining Term (months):	347	Condo:	8.49%
Range (months):	113 – 358	2-4 Family:	2.47%
W.A. Seasoning (months):	5	Modular:	0.03%
Latest Maturity Date:	November 1, 2035	Townhouse:	0.05%
State Concentration (Top 5):		Occupancy Status:
California:	12.11%	Primary:	96.37%
Minnesota:	10.92%	Investment:	2.71%
Arizona:	8.42%	Second Home:	0.93%
Texas:	8.40%	Documentation Status:
Wisconsin:	6.59%	Full:	79.16%
W.A. Original Combined LTV:	80.81%	Limited:	19.91%
Range:	20.21% - 100.00%	None:	0.94%
First Liens:	95.50%	Non-Zero W.A. Prepayment Penalty – Term (months):	27
Second Liens:	4.50%	Loans with Prepay Penalties:	77.63%
Non-Balloon Loans:	95.61%	Interest Only Loans:	55.61%
Non-Zero W.A. FICO Score:	645	W.A. Interest Only Term (months):	60

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	5	371,718	0.15	7.665	604	71.15
Fixed - 20 Year	8	412,220	0.16	9.425	611	97.84
Fixed - 30 Year	80	8,694,307	3.42	7.626	644	81.29
Balloon - 10/30	1	39,045	0.02	9.625	645	100.00
Balloon - 15/30	320	10,451,531	4.11	9.922	649	99.73
Balloon - 20/30	16	691,770	0.27	9.978	667	99.38
ARM - 6 Month	1	153,640	0.06	7.000	688	80.00
ARM - 6 Month IO	6	1,423,399	0.56	6.944	636	75.22
ARM - 1 Year/6 Month	2	408,703	0.16	6.738	655	82.07
ARM - 1 Year/6 Month IO	2	371,800	0.15	6.526	661	70.49
ARM - 2 Year/6 Month	633	76,518,706	30.07	7.289	631	80.36
ARM - 2 Year/6 Month IO	593	104,456,606	41.05	6.754	649	80.00
ARM - 3 Year/6 Month	85	11,133,482	4.38	6.799	640	79.83
ARM - 3 Year/6 Month IO	160	26,942,016	10.59	6.659	651	78.70
ARM - 5 Year/6 Month	28	4,089,568	1.61	6.460	675	79.20
ARM - 5 Year/6 Month IO	51	8,296,393	3.26	6.390	682	78.96
Total:	1,991	254,454,907	100.00	7.066	645	80.81

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,179	112,964,692	44.39	7.504	637	82.29
24	2	241,000	0.09	7.171	623	71.51
60	809	141,123,615	55.46	6.715	651	79.63
120	1	125,600	0.05	6.875	612	80.00
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	329	10,087,429	3.96	9.895	642	97.47
50,000.01 - 100,000.00	399	30,355,966	11.93	7.864	626	83.28
100,000.01 - 150,000.00	627	78,674,396	30.92	6.901	643	80.33
150,000.01 - 200,000.00	359	61,628,830	24.22	6.809	649	79.69
200,000.01 - 250,000.00	140	30,777,805	12.10	6.792	650	79.38
250,000.01 - 300,000.00	64	17,473,997	6.87	6.760	642	78.40
300,000.01 - 350,000.00	45	14,714,936	5.78	6.482	658	79.29
350,000.01 - 400,000.00	22	8,241,889	3.24	6.997	656	76.82
400,000.01 - 450,000.00	6	2,499,659	0.98	6.633	663	82.47
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	329	10,087,429	3.96	9.895	642	97.47
50,000.01 - 100,000.00	401	30,555,727	12.01	7.855	626	83.26
100,000.01 - 150,000.00	628	78,923,857	31.02	6.901	643	80.33
150,000.01 - 200,000.00	356	61,179,607	24.04	6.810	649	79.69
200,000.01 - 250,000.00	140	30,777,805	12.10	6.792	650	79.38
250,000.01 - 300,000.00	64	17,473,997	6.87	6.760	642	78.40
300,000.01 - 350,000.00	45	14,714,936	5.78	6.482	658	79.29
350,000.01 - 400,000.00	22	8,241,889	3.24	6.997	656	76.82
400,000.01 - 450,000.00	6	2,499,659	0.98	6.633	663	82.47
Total:	1,991	254,454,907	100.00	7.066	645	80.81

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	39,045	0.02	9.625	645	100.00
121 - 180	325	10,823,249	4.25	9.844	647	98.75
181 - 240	24	1,103,991	0.43	9.771	646	98.80
301 - 360	1,641	242,488,621	95.30	6.929	645	79.92
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.500 - 4.999	3	411,209	0.16	4.809	661	80.00
5.000 - 5.499	29	5,322,028	2.09	5.280	686	78.92
5.500 - 5.999	159	29,199,819	11.48	5.727	685	78.62
6.000 - 6.499	308	49,988,036	19.65	6.208	664	78.88
6.500 - 6.999	404	61,479,383	24.16	6.687	646	78.23
7.000 - 7.499	232	31,855,511	12.52	7.180	631	79.62
7.500 - 7.999	209	27,333,747	10.74	7.682	629	80.27
8.000 - 8.499	133	16,485,110	6.48	8.185	614	82.48
8.500 - 8.999	118	12,209,572	4.80	8.708	602	85.64
9.000 - 9.499	122	8,137,483	3.20	9.163	633	94.92
9.500 - 9.999	83	5,418,135	2.13	9.686	609	93.22
10.000 - 10.499	56	2,714,015	1.07	10.217	606	96.25
10.500 - 10.999	59	1,774,380	0.70	10.719	612	98.22
11.000 - 11.499	12	362,383	0.14	11.229	619	100.00
11.500 - 11.999	25	660,131	0.26	11.803	607	99.64
12.000 - 12.499	18	530,642	0.21	12.028	592	100.00
12.500 - 12.999	19	527,974	0.21	12.500	587	99.89
13.000 - 13.499	2	45,348	0.02	13.000	589	100.00
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	21	2,867,414	1.13	7.020	644	39.93
50.01 - 55.00	9	1,602,731	0.63	6.949	644	53.28
55.01 - 60.00	14	2,032,491	0.80	6.952	606	57.26
60.01 - 65.00	23	4,534,480	1.78	6.619	629	63.05
65.01 - 70.00	22	3,840,747	1.51	7.261	615	68.33
70.01 - 75.00	45	7,539,025	2.96	7.582	623	73.89
75.01 - 80.00	1,289	191,015,908	75.07	6.687	649	79.92
80.01 - 85.00	38	5,911,645	2.32	7.905	635	84.50
85.01 - 90.00	82	11,902,998	4.68	7.970	630	89.71
90.01 - 95.00	28	2,458,300	0.97	8.568	626	94.95
95.01 - 100.00	420	20,749,167	8.15	9.517	634	99.95
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	16	1,949,692	0.77	8.868	544	72.13
550 - 574	59	8,435,527	3.32	8.271	563	77.18
575 - 599	308	35,532,981	13.96	8.046	589	81.54
600 - 624	500	58,101,242	22.83	7.203	612	81.26
625 - 649	357	46,413,780	18.24	6.884	637	81.21
650 - 674	322	41,962,194	16.49	6.789	662	80.61
675 - 699	178	25,108,319	9.87	6.558	686	81.29
700 - 724	109	16,028,127	6.30	6.605	711	81.28
725 - 749	66	9,982,606	3.92	6.211	738	78.48
750 - 774	46	6,693,230	2.63	6.414	762	79.57
775 - 799	27	3,759,520	1.48	6.290	785	80.03
800 - 824	3	487,688	0.19	5.951	806	80.00
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	134	30,804,284	12.11	6.463	663	76.09
Minnesota	207	27,781,690	10.92	6.878	664	82.10
Arizona	141	21,436,124	8.42	6.859	646	79.66
Texas	198	21,384,422	8.40	6.608	650	80.73
Wisconsin	183	16,763,360	6.59	7.651	643	82.96
Florida	143	16,540,578	6.50	7.299	645	80.50
Nevada	63	11,551,029	4.54	6.709	646	80.35
Colorado	73	10,845,052	4.26	6.481	649	80.84
Washington	50	9,204,825	3.62	6.512	664	80.89
Maryland	51	8,876,058	3.49	7.432	619	77.08
Georgia	60	7,728,283	3.04	7.091	625	83.23
North Carolina	97	7,474,296	2.94	7.957	631	85.44
Illinois	52	7,030,479	2.76	7.378	640	80.99
Michigan	63	6,826,094	2.68	8.085	612	79.50
Ohio	61	6,308,170	2.48	7.118	638	83.24
Tennessee	56	4,931,225	1.94	7.528	619	84.77
South Carolina	44	4,330,726	1.70	7.822	619	84.52
Oregon	25	3,802,851	1.49	6.311	674	79.53
Virginia	24	3,502,064	1.38	7.266	635	80.49
New York	12	3,452,645	1.36	7.467	637	77.47
Utah	22	3,105,843	1.22	7.500	622	81.21
Kentucky	36	2,925,291	1.15	7.545	621	83.34
Pennsylvania	30	2,805,074	1.10	7.657	628	81.82
Indiana	29	2,395,385	0.94	8.184	625	88.96
Missouri	27	2,134,033	0.84	7.754	624	85.18
Iowa	20	1,725,192	0.68	7.797	635	84.30
Kansas	17	1,415,694	0.56	7.555	629	81.07

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Arkansas	12	1,016,635	0.40	8.015	615	92.06
New Mexico	8	905,631	0.36	7.083	642	82.54
Alabama	11	875,710	0.34	7.670	622	85.39
Mississippi	12	666,824	0.26	7.972	614	87.16
Montana	4	594,768	0.23	8.887	592	80.06
Massachusetts	2	456,352	0.18	6.715	642	76.06
New Jersey	3	423,380	0.17	8.018	657	59.51
South Dakota	3	396,233	0.16	7.994	632	91.09
Idaho	3	387,648	0.15	8.337	618	83.89
Nebraska	2	250,711	0.10	7.452	611	84.01
Oklahoma	3	245,381	0.10	7.918	613	86.32
Louisiana	3	243,386	0.10	8.744	578	95.26
Connecticut	1	173,500	0.07	6.750	681	77.11
Alaska	1	172,000	0.07	6.250	604	80.00
New Hampshire	1	156,529	0.06	7.500	654	80.00
North Dakota	1	131,042	0.05	7.875	623	89.76
Delaware	1	105,815	0.04	6.500	597	72.88
District of Columbia	1	95,592	0.04	6.875	577	20.21
West Virginia	1	77,000	0.03	8.000	643	100.00
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	1,932	245,216,112	96.37	7.051	643	80.90
Investment	49	6,883,165	2.71	7.402	691	75.98
Second Home	10	2,355,630	0.93	7.638	697	84.95
Total:	1,991	254,454,907	100.00	7.066	645	80.81

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	1,641	201,417,018	79.16	7.090	635	81.29
Limited Documentation	335	50,655,251	19.91	6.944	679	79.35
No Documentation	15	2,382,637	0.94	7.597	705	70.79
Total:	1,991	254,454,907	100.00	7.066	645	80.81

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	1,451	177,177,594	69.63	6.952	651	82.02
Refinance - Cashout	384	60,360,233	23.72	7.299	628	77.45
Refinance - Rate Term	156	16,917,080	6.65	7.421	637	80.12
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,234	146,930,959	57.74	7.317	637	81.24
PUD	542	79,442,580	31.22	6.637	653	80.67
Condo	161	21,595,083	8.49	6.876	661	79.54
2-4 Family	52	6,288,859	2.47	7.207	664	76.81
Modular	1	73,425	0.03	9.750	543	80.00
Townhouse	1	124,000	0.05	8.250	618	80.00
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
February 2006	1	153,640	0.07	7.000	688	80.00
March 2006	4	1,120,199	0.48	6.963	637	79.07
April 2006	1	183,200	0.08	7.125	642	80.00
July 2007	1	120,000	0.05	6.500	613	32.00
September 2006	1	239,104	0.10	6.375	687	80.00
October 2006	3	541,400	0.23	6.753	645	75.04
March 2007	5	530,078	0.23	7.974	595	81.20
April 2007	21	2,557,690	1.09	7.775	622	90.21
May 2007	21	2,912,248	1.25	7.550	626	87.35
June 2007	53	8,049,752	3.44	7.144	661	81.39
July 2007	130	18,823,325	8.05	6.693	645	79.91
August 2007	355	52,087,355	22.28	6.791	646	79.56
September 2007	345	52,444,880	22.43	7.024	639	79.92
October 2007	268	40,081,802	17.14	7.117	637	80.09
November 2007	28	3,488,183	1.49	7.523	638	78.22
April 2008	3	364,761	0.16	6.625	666	82.55
May 2008	3	371,981	0.16	7.897	612	87.93
June 2008	4	559,482	0.24	6.163	644	79.99
July 2008	23	3,150,718	1.35	6.546	666	81.49
August 2008	70	11,309,870	4.84	6.530	647	78.14
September 2008	74	11,837,425	5.06	6.843	641	79.20
October 2008	63	9,804,607	4.19	6.765	650	78.48
November 2008	5	676,653	0.29	6.639	670	80.00
April 2010	2	229,522	0.10	6.352	655	80.00
May 2010	3	750,158	0.32	6.648	672	81.79
June 2010	2	262,917	0.11	5.766	651	80.00
July 2010	14	2,395,268	1.02	6.399	665	77.85
August 2010	22	3,014,575	1.29	6.346	685	79.73
September 2010	18	3,118,160	1.33	6.547	680	77.74
October 2010	18	2,615,363	1.12	6.347	694	79.90
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	2	254,000	0.11	5.972	712	80.00
2.500 - 2.999	3	491,892	0.21	6.300	674	79.61
3.000 - 3.499	1	120,000	0.05	6.500	613	32.00
3.500 - 3.999	50	9,061,748	3.88	6.673	641	57.12
4.000 - 4.499	1,137	176,154,098	75.35	6.686	649	79.50
4.500 - 4.999	8	1,260,557	0.54	6.705	632	79.43
5.000 - 5.499	33	5,511,249	2.36	7.267	637	82.68
5.500 - 5.999	103	14,841,718	6.35	7.544	633	86.52
6.000 - 6.499	78	8,261,062	3.53	7.623	633	84.74
6.500 - 6.999	38	5,545,894	2.37	7.576	635	79.32
7.000 - 7.499	39	4,409,524	1.89	7.960	621	85.83
7.500 - 7.999	45	5,249,097	2.25	8.615	616	90.67
8.000 - 8.499	17	1,883,360	0.81	9.279	608	96.01
8.500 - 8.999	7	750,116	0.32	9.422	626	97.71
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
10.500 - 10.999	3	411,209	0.18	4.809	661	80.00
11.000 - 11.499	29	5,322,028	2.28	5.280	686	78.92
11.500 - 11.999	157	28,882,389	12.35	5.727	685	78.61
12.000 - 12.499	304	49,537,749	21.19	6.213	663	78.86
12.500 - 12.999	387	59,116,386	25.29	6.684	645	78.16
13.000 - 13.499	219	30,284,158	12.95	7.181	630	79.60
13.500 - 13.999	186	25,387,698	10.86	7.681	628	80.41
14.000 - 14.499	106	14,849,260	6.35	8.182	610	81.89
14.500 - 14.999	80	10,671,261	4.56	8.709	592	83.70
15.000 - 15.499	42	4,668,639	2.00	9.185	612	93.68
15.500 - 15.999	36	3,666,606	1.57	9.694	587	90.82
16.000 - 16.499	11	868,987	0.37	10.160	584	93.10
16.500 - 16.999	1	127,944	0.05	10.500	543	80.00
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.500 - 4.999	3	411,209	0.18	4.809	661	80.00
5.000 - 5.499	29	5,322,028	2.28	5.280	686	78.92
5.500 - 5.999	157	28,882,389	12.35	5.727	685	78.61
6.000 - 6.499	305	49,668,538	21.24	6.218	663	78.87
6.500 - 6.999	387	59,116,386	25.29	6.684	645	78.16
7.000 - 7.499	219	30,233,032	12.93	7.179	630	79.60
7.500 - 7.999	187	25,570,198	10.94	7.683	627	80.18
8.000 - 8.499	106	14,849,260	6.35	8.182	610	81.89
8.500 - 8.999	78	10,409,098	4.45	8.722	594	84.36
9.000 - 9.499	42	4,668,639	2.00	9.185	612	93.68
9.500 - 9.999	36	3,666,606	1.57	9.694	587	90.82
10.000 - 10.499	11	868,987	0.37	10.160	584	93.10
10.500 - 10.999	1	127,944	0.05	10.500	543	80.00
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	7	1,577,040	0.67	6.950	641	75.69
2.000	4	780,503	0.33	6.637	658	76.56
3.000	1,549	231,260,771	98.92	6.903	644	79.91
5.000	1	176,000	0.08	7.250	685	80.00
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,561	233,794,314	100.00	6.903	645	79.87
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 – 5.499	1	176,000	0.08	7.250	685	80.00
6.000 – 6.499	1,559	233,435,814	99.85	6.902	645	79.90
7.000 - 7.499	1	182,500	0.08	7.990	544	47.40
Total:	1,561	233,794,314	100.00	6.903	645	79.87

*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	585	56,916,451	22.37	7.725	636	82.49
6	1	111,512	0.04	6.750	644	80.00
12	66	10,012,161	3.93	7.215	659	80.34
20	2	186,894	0.07	6.377	678	82.74
24	959	131,348,449	51.62	6.903	644	80.82
36	378	55,879,439	21.96	6.753	652	79.15
Total:	1,991	254,454,907	100.00	7.066	645	80.81

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY – GROUP II POOL
Number of Mortgage Loans:	1,029	Index Type:
Aggregate Principal Balance:	$238,715,914	6 Month LIBOR:	92.38%
Conforming Principal Balance Loans:	$175,446,193	Fixed Rate:	7.62%
Average Principal Balance:	$231,988	W.A. Initial Periodic Cap:	2.975%
Range:	$18,968 - $688,000	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	6.547%	W.A. Lifetime Rate Cap:	6.000%
Range:	4.250% - 12.000%	Property Type:
W.A. Gross Margin:	4.569%	Single Family:	51.57%
Range:	2.250% - 9.000%	PUD:	37.77%
W.A. Remaining Term (months):	346	Condo:	9.06%
Range (months):	112 – 358	2-4 Family:	1.61%
W.A. Seasoning (months):	4	Modular:	0.00%
Latest Maturity Date:	November 1, 2035	Townhouse:	0.00%
State Concentration (Top 5):		Occupancy Status:
California:	56.17%	Primary:	100.00%
Texas:	6.07%	Investment:	0.00%
Florida:	5.25%	Second Home:	0.00%
Arizona:	4.68%	Documentation Status:
Nevada:	4.57%	Full:	46.84%
W.A. Original Combined LTV:	81.44%	Limited:	51.74%
Range:	44.89% - 100.00%	None:	1.42%
First Liens:	94.48%	Non-Zero W.A. Prepayment Penalty – Term (months):	26
Second Liens:	5.52%	Loans with Prepay Penalties:	88.56%
Non-Balloon Loans:	94.55%	Interest Only Loans:	76.42%
Non-Zero W.A. FICO Score:	670	W.A. Interest Only Term (months):	60

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	1	81,119	0.03	8.500	640	100.00
Fixed - 20 Year	1	70,251	0.03	9.125	653	100.00
Fixed - 30 Year	30	5,012,598	2.10	6.985	667	81.52
Balloon - 10/30	1	78,475	0.03	7.750	751	100.00
Balloon - 15/30	161	12,259,195	5.14	9.629	680	99.48
Balloon - 20/30	10	682,370	0.29	9.314	698	97.68
ARM – 6 Month	1	147,265	0.06	6.375	737	80.00
ARM – 6 Month IO	5	1,880,083	0.79	5.763	636	79.81
ARM - 1 Year/6 Month	2	403,772	0.17	6.125	661	80.00
ARM - 1 Year/6 Month IO	3	1,067,242	0.45	7.166	626	76.96
ARM - 2 Year/6 Month	154	29,366,185	12.30	6.822	655	81.72
ARM - 2 Year/6 Month IO	476	145,858,897	61.10	6.283	673	80.13
ARM - 3 Year/6 Month	39	5,882,084	2.46	6.335	643	81.74
ARM - 3 Year/6 Month IO	101	24,224,416	10.15	6.224	669	80.21
ARM - 5 Year/6 Month	10	2,299,985	0.96	6.120	667	80.00
ARM - 5 Year/6 Month IO	34	9,401,977	3.94	6.461	682	79.98
Total:	1,029	238,715,914	100.00	6.547	670	81.44

IO Terms
IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	410	56,283,298	23.58	7.399	662	85.75
24	2	530,843	0.22	6.799	649	73.42
60	617	181,901,773	76.20	6.283	673	80.13
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	51	1,894,542	0.79	9.462	668	97.60
50,000.01 - 100,000.00	115	8,633,421	3.62	8.951	663	92.94
100,000.01 - 150,000.00	185	23,424,933	9.81	7.188	666	84.27
150,000.01 - 200,000.00	141	24,279,163	10.17	6.656	658	81.43
200,000.01 - 250,000.00	127	28,504,214	11.94	6.488	662	80.72
250,000.01 - 300,000.00	119	32,800,966	13.74	6.338	674	80.42
300,000.01 - 350,000.00	91	29,686,262	12.44	6.255	667	80.35
350,000.01 - 400,000.00	69	25,798,314	10.81	6.365	676	80.78
400,000.01 - 450,000.00	44	18,558,047	7.77	6.288	678	80.22
450,000.01 - 500,000.00	44	20,826,959	8.72	6.078	676	79.64
500,000.01 - 550,000.00	24	12,683,464	5.31	6.377	671	81.13
550,000.01 - 600,000.00	9	5,218,460	2.19	5.922	703	78.38
600,000.01 - 650,000.00	7	4,377,987	1.83	6.203	672	79.26
650,000.01 - 700,000.00	3	2,029,182	0.85	6.312	685	80.00
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	51	1,894,542	0.79	9.462	668	97.60
50,000.01 - 100,000.00	115	8,633,421	3.62	8.951	663	92.94
100,000.01 - 150,000.00	190	24,173,796	10.13	7.176	665	84.26
150,000.01 - 200,000.00	137	23,729,917	9.94	6.659	658	81.42
200,000.01 - 250,000.00	126	28,304,597	11.86	6.480	661	80.66
250,000.01 - 300,000.00	119	32,800,966	13.74	6.338	674	80.42
300,000.01 - 350,000.00	91	29,686,262	12.44	6.255	667	80.35
350,000.01 - 400,000.00	69	25,798,314	10.81	6.365	676	80.78
400,000.01 - 450,000.00	44	18,558,047	7.77	6.288	678	80.22
450,000.01 - 500,000.00	44	20,826,959	8.72	6.078	676	79.64
500,000.01 - 550,000.00	24	12,683,464	5.31	6.377	671	81.13
550,000.01 - 600,000.00	9	5,218,460	2.19	5.922	703	78.38
600,000.01 - 650,000.00	7	4,377,987	1.83	6.203	672	79.26
650,000.01 - 700,000.00	3	2,029,182	0.85	6.312	685	80.00
Total:	1,029	238,715,914	100.00	6.547	670	81.44

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	78,475	0.03	7.750	751	100.00
121 - 180	162	12,340,314	5.17	9.622	680	99.48
181 - 240	11	752,620	0.32	9.297	694	97.90
301 - 360	855	225,544,505	94.48	6.369	669	80.39
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.000 - 4.499	2	293,522	0.12	4.319	723	80.00
4.500 - 4.999	8	2,440,587	1.02	4.840	698	80.00
5.000 - 5.499	47	12,348,756	5.17	5.269	684	79.70
5.500 - 5.999	150	45,839,725	19.20	5.740	683	80.08
6.000 - 6.499	268	75,506,247	31.63	6.188	675	79.96
6.500 - 6.999	200	51,309,584	21.49	6.645	663	79.76
7.000 - 7.499	85	19,948,959	8.36	7.196	647	80.22
7.500 - 7.999	58	10,501,383	4.40	7.697	641	84.19
8.000 - 8.499	35	5,341,294	2.24	8.164	660	89.51
8.500 - 8.999	46	4,923,149	2.06	8.613	668	93.12
9.000 - 9.499	28	2,232,502	0.94	9.160	664	97.87
9.500 - 9.999	43	3,589,823	1.50	9.751	683	99.15
10.000 - 10.499	19	1,348,614	0.56	10.146	660	99.60
10.500 - 10.999	27	2,232,950	0.94	10.770	638	99.36
11.000 - 11.499	6	498,789	0.21	11.189	629	100.00
11.500 - 11.999	1	37,963	0.02	11.500	645	100.00
12.000 - 12.499	6	322,065	0.13	12.000	591	100.00
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	3	296,424	0.12	7.558	616	48.54
65.01 - 70.00	7	1,886,849	0.79	6.974	636	68.18
70.01 - 75.00	14	5,145,664	2.16	6.657	629	74.41
75.01 - 80.00	777	205,181,168	85.95	6.268	672	79.98
80.01 - 85.00	11	2,752,531	1.15	7.304	653	84.85
85.01 - 90.00	32	6,100,663	2.56	7.668	643	89.89
90.01 - 95.00	15	2,311,704	0.97	8.444	675	95.00
95.01 - 100.00	170	15,040,912	6.30	9.354	676	99.95
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	4	531,393	0.22	7.951	547	70.59
550 - 574	9	2,306,537	0.97	7.695	565	80.52
575 - 599	53	9,678,648	4.05	7.588	589	82.20
600 - 624	123	27,138,147	11.37	6.703	612	81.25
625 - 649	205	46,223,107	19.36	6.535	638	81.37
650 - 674	200	48,422,904	20.28	6.541	662	80.98
675 - 699	193	44,887,239	18.80	6.476	687	81.69
700 - 724	114	28,977,014	12.14	6.299	712	81.44
725 - 749	64	14,454,302	6.06	6.394	736	82.20
750 - 774	45	10,981,013	4.60	6.251	762	81.39
775 - 799	19	5,115,609	2.14	6.352	784	83.39
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	467	134,077,744	56.17	6.420	680	81.57
Texas	96	14,489,112	6.07	6.393	652	81.00
Florida	71	12,530,402	5.25	7.181	665	83.36
Arizona	60	11,167,811	4.68	6.691	667	81.52
Nevada	46	10,899,590	4.57	6.574	669	79.58
Ohio	59	9,342,613	3.91	6.090	647	81.36
Minnesota	24	5,306,861	2.22	6.664	662	80.32
Washington	19	5,109,308	2.14	6.107	685	80.44
Colorado	20	4,286,518	1.80	6.557	640	81.88
Michigan	15	3,706,348	1.55	7.001	659	80.43
Georgia	17	3,294,797	1.38	6.512	633	80.06
North Carolina	18	3,043,417	1.27	7.374	663	81.99
Wisconsin	21	2,665,178	1.12	7.470	666	83.30
Tennessee	16	2,359,314	0.99	6.949	636	81.01
Illinois	10	2,110,205	0.88	7.230	629	80.56
Maryland	5	2,032,132	0.85	6.788	614	77.43
Virginia	6	1,938,163	0.81	7.402	654	79.29
Oregon	5	1,438,630	0.60	6.883	646	83.20
Pennsylvania	9	1,379,484	0.58	7.346	643	86.82
Indiana	9	1,364,345	0.57	6.237	690	82.56
New York	3	960,250	0.40	6.633	665	78.12
Utah	4	943,873	0.40	6.918	660	80.49
New Mexico	2	694,958	0.29	6.956	638	85.49
South Carolina	8	680,743	0.29	7.592	665	80.81
Missouri	3	482,321	0.20	6.864	664	82.52

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Kansas	4	474,336	0.20	7.259	634	81.53
Connecticut	1	433,526	0.18	6.500	711	80.00
Alabama	3	414,946	0.17	7.466	630	85.29
South Dakota	2	336,781	0.14	7.162	648	80.00
Iowa	2	300,383	0.13	7.878	618	85.85
Montana	1	158,877	0.07	8.000	608	80.00
Kentucky	1	131,937	0.06	5.100	609	80.00
North Dakota	1	84,410	0.04	8.550	604	80.00
Wyoming	1	76,601	0.03	6.750	650	80.00
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	1,029	238,715,914	100.00	6.547	670	81.44
Total:	1,029	238,715,914	100.00	6.547	670	81.44

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	515	123,509,374	51.74	6.458	689	81.19
Limited Documentation	495	111,808,307	46.84	6.610	648	81.67
No Documentation	19	3,398,233	1.42	7.743	706	83.13
Total:	1,029	238,715,914	100.00	6.547	670	81.44

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	992	226,492,760	94.88	6.532	671	81.48
Refinance - Cashout	29	10,870,772	4.55	6.774	652	80.41
Refinance - Rate Term	8	1,352,383	0.57	7.253	628	83.79
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	533	123,099,829	51.57	6.683	669	82.06
PUD	391	90,156,648	37.77	6.402	668	80.69
Condo	89	21,626,526	9.06	6.370	679	81.12
2-4 Family	16	3,832,910	1.61	6.604	693	81.12
Total:	1,029	238,715,914	100.00	6.547	670	81.44

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
February 2006	1	147,265	0.07	6.375	737	80.00
March 2006	1	548,000	0.25	5.000	615	74.86
April 2006	1	232,800	0.11	6.625	654	80.00
June 2006	1	226,360	0.10	5.750	610	80.00
July 2007	2	872,923	0.40	6.015	652	82.81
September 2006	2	403,772	0.18	6.125	661	80.00
October 2006	3	1,067,242	0.48	7.166	626	76.96
April 2007	5	1,029,654	0.47	7.024	682	87.48
May 2007	2	473,668	0.21	6.522	646	80.00
June 2007	17	4,133,791	1.87	6.667	675	81.82
July 2007	50	14,198,562	6.44	6.176	685	79.94
August 2007	199	55,121,484	24.99	6.309	670	80.22
September 2007	210	59,441,564	26.95	6.409	668	80.69
October 2007	142	39,857,199	18.07	6.428	669	80.04
November 2007	5	969,160	0.44	6.526	622	79.99
April 2008	2	397,058	0.18	6.652	648	81.48
May 2008	1	160,614	0.07	5.375	633	80.00
June 2008	1	131,206	0.06	4.250	727	80.00
July 2008	17	3,849,871	1.75	6.061	684	80.15
August 2008	26	6,881,272	3.12	6.268	675	80.03
September 2008	48	9,556,538	4.33	6.228	661	81.04
October 2008	41	8,524,835	3.87	6.342	651	80.49
November 2008	4	605,108	0.27	6.487	657	80.00
June 2010	2	389,200	0.18	5.958	631	80.00
July 2010	4	1,356,130	0.61	6.261	694	80.00
August 2010	14	2,871,075	1.30	6.324	670	80.00
September 2010	14	4,153,113	1.88	6.173	700	80.00
October 2010	10	2,932,444	1.33	6.895	658	79.95
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	1	260,000	0.12	5.625	713	80.00
2.500 - 2.999	2	420,435	0.19	6.126	697	75.98
3.500 - 3.999	5	1,528,718	0.69	7.281	612	73.00
4.000 - 4.499	707	189,022,040	85.71	6.259	670	79.84
4.500 - 4.999	4	726,181	0.33	6.510	710	80.00
5.000 - 5.499	13	4,578,804	2.08	6.651	670	82.87
5.500 - 5.999	33	9,397,381	4.26	6.937	662	86.30
6.000 - 6.499	35	10,109,201	4.58	6.757	669	83.45
6.500 - 6.999	10	1,963,214	0.89	7.020	670	78.48
7.000 - 7.499	5	909,484	0.41	7.565	685	80.00
7.500 - 7.999	6	1,096,739	0.50	8.404	658	94.93
8.000 - 8.499	3	323,897	0.15	8.466	645	81.81
9.000 - 9.499	1	195,814	0.09	9.875	747	95.00
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
10.000 - 10.499	2	293,522	0.13	4.319	723	80.00
10.500 - 10.999	8	2,440,587	1.11	4.840	698	80.00
11.000 - 11.499	47	12,348,756	5.60	5.269	684	79.70
11.500 - 11.999	149	45,602,578	20.68	5.740	683	80.08
12.000 - 12.499	261	74,167,477	33.63	6.187	675	79.96
12.500 - 12.999	192	49,934,430	22.64	6.645	662	79.75
13.000 - 13.499	77	18,864,057	8.55	7.198	647	80.20
13.500 - 13.999	52	9,871,156	4.48	7.693	635	83.39
14.000 - 14.499	23	4,092,404	1.86	8.158	651	87.64
14.500 - 14.999	8	1,961,530	0.89	8.574	623	86.44
15.000 - 15.499	4	570,581	0.26	9.316	599	94.55
15.500 - 15.999	2	384,829	0.17	9.691	666	97.46
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.000 - 4.499	3	508,722	0.23	4.977	702	80.00
4.500 - 4.999	8	2,440,587	1.11	4.840	698	80.00
5.000 - 5.499	47	12,348,756	5.60	5.269	684	79.70
5.500 - 5.999	148	45,387,378	20.58	5.740	683	80.09
6.000 - 6.499	261	74,167,477	33.63	6.187	675	79.96
6.500 - 6.999	192	49,934,430	22.64	6.645	662	79.75
7.000 - 7.499	78	19,064,057	8.64	7.202	647	80.20
7.500 - 7.999	51	9,671,156	4.39	7.695	634	83.46
8.000 - 8.499	23	4,092,404	1.86	8.158	651	87.64
8.500 - 8.999	8	1,961,530	0.89	8.574	623	86.44
9.000 - 9.499	4	570,581	0.26	9.316	599	94.55
9.500 - 9.999	2	384,829	0.17	9.691	666	97.46
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	6	2,027,348	0.92	5.807	644	79.82
2.000	5	1,403,461	0.64	7.062	631	77.69
3.000	814	217,101,098	98.44	6.356	670	80.39
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	825	220,531,907	100.00	6.355	669	80.37
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	825	220,531,907	100.00	6.355	669	80.37
Total:	825	220,531,907	100.00	6.355	669	80.37

*ARM Loans Only

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	128	27,319,762	11.44	6.916	673	81.59
12	74	21,513,533	9.01	6.519	678	80.23
24	635	147,892,539	61.95	6.552	670	81.85
36	139	34,256,654	14.35	6.363	667	80.26
48	53	7,733,427	3.24	6.045	644	81.64
Total:	1,029	238,715,914	100.00	6.547	670	81.44

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978
Reta Chandra	212-250-2729